The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Second-Quarter 2024 Results

Cincinnati, July 25, 2024 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Second-quarter 2024 net income of $312 million, or $1.98 per share, compared with $534 million, or $3.38 per share, in the second quarter of 2023, after recognizing a $112 million second-quarter 2024 after-tax increase in the fair value of equity securities still held.
•$13 million or 7% increase in non-GAAP operating income* to $204 million, or $1.29 per share, compared with $191 million, or $1.21 per share, in the second quarter of last year.
•$222 million decrease in second-quarter 2024 net income, compared with second-quarter 2023, primarily due to the after-tax net effect of a $235 million decrease in net investment gains that was partially offset by a $17 million increase in after-tax investment income.
•$81.79 book value per share at June 30, 2024, up $4.73 since year-end.
•8.2% value creation ratio for the first six months of 2024, compared with 7.2% for the same period of 2023.

Financial Highlights

(Dollars in millions, except per share data)	Three months ended June 30,			Six months ended June 30,
	2024	2023	% Change	2024	2023	% Change
Revenue Data
Earned premiums	$2,156	$1,943	11	$4,227	$3,861	9
Investment income, net of expenses	242	220	10	487	430	13
Total revenues	2,544	2,605	(2)	5,479	4,846	13
Income Statement Data
Net income	$312	$534	(42)	$1,067	$759	41
Investment gains and losses, after-tax	108	343	(69)	591	427	38
Non-GAAP operating income*	$204	$191	7	$476	$332	43
Per Share Data (diluted)
Net income	$1.98	$3.38	(41)	$6.77	$4.80	41
Investment gains and losses, after-tax	0.69	2.17	(68)	3.75	2.70	39
Non-GAAP operating income*	$1.29	$1.21	7	$3.02	$2.10	44

Book value				$81.79	$70.33	16
Cash dividend declared	$0.81	$0.75	8	$1.62	$1.50	8
Diluted weighted average share outstanding	157.5	158.0	0	157.7	158.3	0

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures section defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 2Q24 Release 1

Insurance Operations Highlights
•98.5% second-quarter 2024 property casualty combined ratio, increased from 97.6% for the second quarter of 2023.
•14% growth in second-quarter net written premiums, including price increases, premium growth initiatives and a higher level of insured exposures.
•$407 million second-quarter 2024 property casualty new business written premiums, up 34%. Agencies appointed since the beginning of 2023 contributed $33 million or 8% of total new business written premiums.
•$24 million second-quarter 2024 life insurance subsidiary net income, up $3 million and including a 26% increase in non-GAAP operating income compared with the second quarter of 2023, and 2% growth in second-quarter 2024 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•10% or $22 million increase in second-quarter 2024 pretax investment income, including an 18% increase in bond interest income and a 1% decrease in stock portfolio dividends.
•Three-month increase of 2% in fair value of total investments at June 30, 2024, including a 2% increase for the bond portfolio and a 1% increase for the stock portfolio.
•$4.962 billion parent company cash and marketable securities at June 30, 2024, up 2% from year-end 2023.

Strong and Stable Operating Results
Stephen M. Spray, president and chief executive officer, commented: “Contributions from both our underwriting and investment operations helped us record strong non-GAAP operating income results, with year-over-year growth of 7% for the second quarter and 43% for the first six months of 2024. Notably, our life insurance subsidiary increased their contribution to non-GAAP operating income by 26% for the quarter.
“Turning to our property casualty insurance operations, our second-quarter combined ratio of 98.5% was up less than a point from last-year’s second quarter. On a six-month basis that ratio improved 3.1 points to 96.1%, compared to 99.2% for the same period of 2023.

“Current property casualty accident year results before catastrophe losses improving by 2.2 points for the quarter and 0.7 points for the first half give us even more reason for optimism as we look ahead to the end of the year.
“Our diversification efforts also continue to contribute to the recent stability we’ve achieved in our operating performance. Cincinnati Global Underwriting Ltd.SM and Cincinnati Re® both delivered excellent second-quarter results with combined ratios of 63.2% and 70.1%, respectively.”
Growing with Confidence
“The confidence we have in our pricing segmentation and risk selection, as well as our strong relationships with our premier independent agents, supports our belief that we are responsibly balancing growth and profitability.
“Second-quarter property casualty new business written premiums topped $400 million for the first time in any single quarter, growing 34% compared with last year. Total property casualty net written premiums saw double-digit growth for the first six months, increasing 13% compared with the first half of 2023 as pricing increases, higher levels of insured exposures and agency appointments accelerate.
“Renewal pricing remained robust with commercial, personal and excess & surplus lines seeing average renewal pricing increases in the high-single-digit percent range.”
Book Value Reaches New Record
“At June 30, our book value again reached a record high, increasing 6.1% since December 31, 2023. Consolidated cash and total investments also reached a new high, surpassing $27 billion.
“Our ample capital allows us to execute on our long-term strategies and, at the same time, pay dividends to shareholders. Our value creation ratio, which considers the dividends we pay as well as growth in book value, was 8.2% for the first half of 2024, closing in on our 10% to 13% average annual target for this measure.”
                                             CINF 2Q24 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2024	2023	% Change	2024	2023	% Change
Earned premiums	$2,075	$1,863	11	$4,067	$3,704	10
Fee revenues	3	3	0	6	5	20
Total revenues	2,078	1,866	11	4,073	3,709	10

Loss and loss expenses	1,412	1,262	12	2,682	2,579	4
Underwriting expenses	631	557	13	1,225	1,093	12
Underwriting profit	$35	$47	(26)	$166	$37	349

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	68.1%	67.7%	0.4	66.0%	69.7%	(3.7)
Underwriting expenses	30.4	29.9	0.5	30.1	29.5	0.6
Combined ratio	98.5%	97.6%	0.9	96.1%	99.2%	(3.1)

			% Change			% Change
Agency renewal written premiums	$1,843	$1,643	12	$3,526	$3,178	11
Agency new business written premiums	407	303	34	753	554	36
Other written premiums	209	204	2	428	437	(2)
Net written premiums	$2,459	$2,150	14	$4,707	$4,169	13

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	57.8%	60.5%	(2.7)	59.5%	60.8%	(1.3)
Current accident year catastrophe losses	12.2	12.7	(0.5)	9.9	13.2	(3.3)
Prior accident years before catastrophe losses	(0.9)	(4.8)	3.9	(2.1)	(3.5)	1.4
Prior accident years catastrophe losses	(1.0)	(0.7)	(0.3)	(1.3)	(0.8)	(0.5)
Loss and loss expense ratio	68.1%	67.7%	0.4	66.0%	69.7%	(3.7)

Current accident year combined ratio before catastrophe losses	88.2%	90.4%	(2.2)	89.6%	90.3%	(0.7)

•$309 million or 14% growth of second-quarter 2024 property casualty net written premiums, and six-month growth of 13%, reflecting premium growth initiatives, price increases and a higher level of insured exposures. The contribution to second-quarter growth from Cincinnati Re and Cincinnati Global in total was 1 percentage point.
•$104 million or 34% increase in second-quarter 2024 new business premiums written by agencies. The growth included a $28 million increase in standard market property casualty production from agencies appointed since the beginning of 2023.
•177 new agency appointments in the first six months of 2024, including 60 that market only our personal lines products.
•0.9 percentage-point second-quarter 2024 combined ratio increase, including a decrease of 0.8 points from catastrophe losses.
•3.1 percentage-point six-month 2024 combined ratio improvement, including a decrease of 3.8 points from lower catastrophe losses.
•1.9 percentage-point second-quarter 2024 benefit from favorable prior accident year reserve development of $40 million, compared with 5.5 points or $101 million for second-quarter 2023.
•3.4 percentage-point six-month 2024 benefit from favorable prior accident year reserve development, compared with 4.3 points for the first six months of 2023.
•1.3 percentage-point improvement, to 59.5%, for the six-month 2024 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 0.5 points for the portion estimated as reserves for claims incurred but not reported (IBNR) and a decrease of 1.8 points for the case incurred portion.
•0.6 percentage-point increase in the underwriting expense ratio for the first six months of 2024, compared with the same period of 2023, largely due to higher levels of profit-sharing commissions for agencies.
                                             CINF 2Q24 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2024	2023	% Change	2024	2023	% Change
Earned premiums	$1,107	$1,066	4	$2,189	$2,122	3
Fee revenues	1	1	0	2	2	0
Total revenues	1,108	1,067	4	2,191	2,124	3

Loss and loss expenses	746	708	5	1,465	1,456	1
Underwriting expenses	352	326	8	677	637	6
Underwriting profit	$10	$33	(70)	$49	$31	58

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	67.4%	66.4%	1.0	67.0%	68.6%	(1.6)
Underwriting expenses	31.7	30.5	1.2	30.9	30.0	0.9
Combined ratio	99.1%	96.9%	2.2	97.9%	98.6%	(0.7)

			% Change			% Change
Agency renewal written premiums	$1,023	$985	4	$2,099	$2,026	4
Agency new business written premiums	193	149	30	375	283	33
Other written premiums	(30)	(28)	(7)	(65)	(62)	(5)
Net written premiums	$1,186	$1,106	7	$2,409	$2,247	7

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	60.0%	60.3%	(0.3)	61.5%	62.1%	(0.6)
Current accident year catastrophe losses	10.0	11.6	(1.6)	8.5	10.8	(2.3)
Prior accident years before catastrophe losses	(1.9)	(5.0)	3.1	(2.3)	(4.2)	1.9
Prior accident years catastrophe losses	(0.7)	(0.5)	(0.2)	(0.7)	(0.1)	(0.6)
Loss and loss expense ratio	67.4%	66.4%	1.0	67.0%	68.6%	(1.6)

Current accident year combined ratio before catastrophe losses	91.7%	90.8%	0.9	92.4%	92.1%	0.3

•$80 million or 7% growth in second-quarter 2024 commercial lines net written premiums, including higher agency renewal and new business written premiums. Seven percent growth in six-month net written premiums.
•$38 million or 4% increase in second-quarter renewal written premiums, with commercial lines average renewal pricing increases near the low end of the high-single-digit percent range.
•$44 million or 30% increase in second-quarter 2024 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•2.2 percentage-point second-quarter 2024 combined ratio increase, including a decrease of 1.8 points from lower catastrophe losses.
•0.7 percentage-point six-month 2024 combined ratio improvement, including a decrease of 2.9 points from lower catastrophe losses.
•2.6 percentage-point second-quarter 2024 benefit from favorable prior accident year reserve development of $29 million, compared with 5.5 points or $59 million for second-quarter 2023.
•3.0 percentage-point six-month 2024 benefit from favorable prior accident year reserve development, compared with 4.3 points for the first six months of 2023.
                                             CINF 2Q24 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2024	2023	% Change	2024	2023	% Change
Earned premiums	$631	$493	28	$1,219	$957	27
Fee revenues	1	1	0	2	2	0
Total revenues	632	494	28	1,221	959	27

Loss and loss expenses	489	384	27	868	770	13
Underwriting expenses	185	146	27	358	282	27
Underwriting loss	$(42)	$(36)	(17)	$(5)	$(93)	95

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	77.6%	77.9%	(0.3)	71.2%	80.5%	(9.3)
Underwriting expenses	29.3	29.7	(0.4)	29.4	29.5	(0.1)
Combined ratio	106.9%	107.6%	(0.7)	100.6%	110.0%	(9.4)

			% Change			% Change
Agency renewal written premiums	$681	$541	26	$1,175	$929	26
Agency new business written premiums	163	106	54	285	185	54
Other written premiums	(25)	(18)	(39)	(46)	(37)	(24)
Net written premiums	$819	$629	30	$1,414	$1,077	31

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	54.9%	58.9%	(4.0)	56.2%	59.4%	(3.2)
Current accident year catastrophe losses	21.8	21.9	(0.1)	17.2	25.8	(8.6)
Prior accident years before catastrophe losses	1.8	(0.7)	2.5	0.0	(1.0)	1.0
Prior accident years catastrophe losses	(0.9)	(2.2)	1.3	(2.2)	(3.7)	1.5
Loss and loss expense ratio	77.6%	77.9%	(0.3)	71.2%	80.5%	(9.3)

Current accident year combined ratio before catastrophe losses	84.2%	88.6%	(4.4)	85.6%	88.9%	(3.3)

•$190 million or 30% growth in second-quarter 2024 personal lines net written premiums, including higher agency renewal written premiums that benefited from rate increases in the high-single-digit percent range and higher policy retention rates. Cincinnati Private ClientSM second-quarter 2024 net written premiums from our agencies’ high net worth clients grew 35%, to $472 million. Thirty-one percent growth in six-month net written premiums.
•$57 million or 54% increase in second-quarter 2024 new business premiums written by agencies, with approximately half of the increase occurring in middle-market personal lines and reflecting expanded use of enhanced pricing precision tools.
•0.7 percentage-point second-quarter 2024 combined ratio improvement, despite an increase of 1.2 points in the ratio for catastrophe losses.
•9.4 percentage-point six-month 2024 combined ratio improvement, including a decrease of 7.1 points from lower catastrophe losses.
•0.9 percentage-point second-quarter 2024 unfavorable prior accident year reserve development of $6 million, compared with favorable development of 2.9 points or $15 million for second-quarter 2023.
•2.2 percentage-point six-month 2024 benefit from favorable prior accident year reserve development, compared with 4.7 points for the first six months of 2023.

                                             CINF 2Q24 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2024	2023	% Change	2024	2023	% Change
Earned premiums	$151	$132	14	$290	$259	12
Fee revenues	1	1	0	2	1	100
Total revenues	152	133	14	292	260	12

Loss and loss expenses	102	89	15	192	170	13
Underwriting expenses	42	33	27	80	66	21
Underwriting profit	$8	$11	(27)	$20	$24	(17)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	67.5%	66.4%	1.1	66.0%	65.4%	0.6
Underwriting expenses	27.9	25.8	2.1	27.7	25.7	2.0
Combined ratio	95.4%	92.2%	3.2	93.7%	91.1%	2.6

			% Change			% Change
Agency renewal written premiums	$139	$117	19	$252	$223	13
Agency new business written premiums	51	48	6	93	86	8
Other written premiums	(10)	(9)	(11)	(19)	(17)	(12)
Net written premiums	$180	$156	15	$326	$292	12

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	64.0%	69.7%	(5.7)	64.8%	69.5%	(4.7)
Current accident year catastrophe losses	1.4	1.4	0.0	1.2	1.4	(0.2)
Prior accident years before catastrophe losses	1.6	(4.7)	6.3	0.0	(5.4)	5.4
Prior accident years catastrophe losses	0.5	0.0	0.5	0.0	(0.1)	0.1
Loss and loss expense ratio	67.5%	66.4%	1.1	66.0%	65.4%	0.6

Current accident year combined ratio before catastrophe losses	91.9%	95.5%	(3.6)	92.5%	95.2%	(2.7)

•$24 million or 15% growth in second-quarter 2024 excess and surplus lines net written premiums, including higher agency renewal written premiums that benefited from price increases averaging in the high-single-digit percent range. Twelve percent growth in six-month net written premiums.
•$3 million or 6% increase in second-quarter new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•3.2 percentage-point second-quarter 2024 combined ratio increase, primarily due to unfavorable reserve development on prior accident year loss and loss expenses that was partially offset by improved current accident year results.
•2.6 percentage-point six-month 2024 combined ratio increase, primarily due to unfavorable reserve development on prior accident year loss and loss expenses that was partially offset by improved current accident year results.
•$3 million of second-quarter 2024 unfavorable prior accident year reserve development, compared with $5 million of favorable development for second-quarter 2023.
•Less than 0.1 percentage-point six-month 2024 unfavorable prior accident year reserve development, compared with 5.5 points of favorable development for the first six months of 2023.

                                             CINF 2Q24 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2024	2023	% Change	2024	2023	% Change
Term life insurance	$59	$58	2	$116	$114	2
Whole life insurance	13	13	0	26	25	4
Universal life and other	9	9	0	18	18	0
Earned premiums	81	80	1	160	157	2
Investment income, net of expenses	47	46	2	94	91	3
Investment gains and losses, net	(7)	(2)	(250)	(9)	(1)	nm
Fee revenues	2	3	(33)	3	5	(40)
Total revenues	123	127	(3)	248	252	(2)
Contract holders’ benefits incurred	68	78	(13)	147	159	(8)
Underwriting expenses incurred	24	22	9	46	42	10
Total benefits and expenses	92	100	(8)	193	201	(4)
Net income before income tax	31	27	15	55	51	8
Income tax provision	7	6	17	12	11	9
Net income of the life insurance subsidiary	$24	$21	14	$43	$40	8

•$1 million increase in second-quarter 2024 earned premiums, including a 2% increase for term life insurance, our largest life insurance product line.
•$3 million increase in six-month 2024 life insurance subsidiary net income, primarily due to more favorable impacts from the unlocking of interest rate and other actuarial assumptions, partially offset by increased investment losses from fixed-maturity securities.
•$97 million or 9% six-month 2024 increase, to $1.220 billion, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from net income and the impact of an increase in market value discount rates on life policy and investment contract reserves.
                                             CINF 2Q24 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2024	2023	% Change	2024	2023	% Change
Investment income, net of expenses	$242	$220	10	$487	$430	13
Investment interest credited to contract holders	(31)	(30)	(3)	(62)	(60)	(3)
Investment gains and losses, net	137	434	(68)	749	540	39
Investments profit	$348	$624	(44)	$1,174	$910	29

Investment income:
Interest	$173	$147	18	$342	$287	19
Dividends	69	70	(1)	141	136	4
Other	4	6	(33)	11	13	(15)
Less investment expenses	4	3	33	7	6	17
Investment income, pretax	242	220	10	487	430	13
Less income taxes	40	35	14	81	69	17
Total investment income, after-tax	$202	$185	9	$406	$361	12

Investment returns:
Average invested assets plus cash and cash equivalents	$27,824	$25,114		$27,495	$25,001
Average yield pretax	3.48%	3.50%		3.54%	3.44%
Average yield after-tax	2.90	2.95		2.95	2.89
Effective tax rate	16.7	16.2		16.7	16.1
Fixed-maturity returns:
Average amortized cost	$14,909	$13,535		$14,735	$13,344
Average yield pretax	4.64%	4.34%		4.64%	4.30%
Average yield after-tax	3.81	3.59		3.81	3.55
Effective tax rate	17.9	17.4		17.9	17.4

•$22 million or 10% rise in second-quarter 2024 pretax investment income, including an 18% increase in interest income from fixed-maturity securities and a 1% decrease in equity portfolio dividends.
•$62 million second-quarter 2024 increase in pretax total investment gains, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Investment gains and losses on equity securities sold, net	$7	$—	$4	$(4)
Unrealized gains and losses on equity securities still held, net	142	459	747	568
Investment gains and losses on fixed-maturity securities, net	(18)	(7)	(28)	(7)
Other	6	(18)	26	(17)
Subtotal - investment gains and losses reported in net income	137	434	749	540
Change in unrealized investment gains and losses - fixed maturities	(75)	(154)	(130)	9
Total	$62	$280	$619	$549

                                             CINF 2Q24 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At June 30,	At December 31,
	2024	2023
Total investments	$26,684	$25,357
Total assets	34,802	32,769
Short-term debt	25	25
Long-term debt	790	790
Shareholders’ equity	12,777	12,098
Book value per share	81.79	77.06
Debt-to-total-capital ratio	6.0%	6.3%

•$27.455 billion in consolidated cash and total investments at June 30, 2024, an increase of 5% from $26.264 billion at year-end 2023.
•$14.409 billion bond portfolio at June 30, 2024, with an average rating of A2/A. Fair value increased $325 million during the second quarter of 2024, including $397 million in net purchases of fixed-maturity securities.
•$11.634 billion equity portfolio was 43.6% of total investments, including $7.356 billion in appreciated value before taxes at June 30, 2024. Second-quarter 2024 increase in fair value of $77 million, including $51 million in net sales of equity securities.
•$0.96 second-quarter 2024 increase in book value per share, including an addition of $1.30 from net income before investment gains, $0.29 from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities and $0.18 for other items that were partially offset by $0.81 from dividends declared to shareholders.
•Value creation ratio of 8.2% for the first six months of 2024, including 4.0% from net income before investment gains, which includes underwriting and investment income, and 3.9% from investment portfolio net investment gains and changes in unrealized gains for fixed-maturity securities.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 2Q24 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2023 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 30.
Factors that could cause or contribute to such differences include, but are not limited to:
•Ongoing developments concerning business interruption insurance claims and litigation related to the COVID-19 pandemic that affect our estimates of losses and loss adjustment expenses or our ability to reasonably estimate such losses, such as:
•The continuing duration of the pandemic and governmental actions to limit the spread of the virus that may produce additional economic losses
•The number of policyholders that will ultimately submit claims or file lawsuits
•The lack of submitted proofs of loss for allegedly covered claims
•Judicial rulings in similar litigation involving other companies in the insurance industry
•Differences in state laws and developing case law
•Litigation trends, including varying legal theories advanced by policyholders
•Whether and to what degree any class of policyholders may be certified
•The inherent unpredictability of litigation
•Effects of any future pandemic, or the resurgence of the COVID-19 pandemic, that could affect results for reasons such as:
•Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
•An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
•An unusually high level of insurance losses, including risk of court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to such pandemic
•Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
•Inability of our workforce, agencies or vendors to perform necessary business functions
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns (whether as a result of global climate change or otherwise), environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance, due to inflationary trends or other causes
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Interest rate fluctuations or other factors that could significantly affect:
•Our ability to generate growth in investment income
•Values of our fixed-maturity investments, including accounts in which we hold bank-owned life insurance contract assets
•Our traditional life policy reserves
•Domestic and global events, such as Russia’s invasion of Ukraine, war in the Middle East and disruptions in the banking and financial services industry, resulting in insurance losses, capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
•Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
•Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
•Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities or in losses from policies written by Cincinnati Re or Cincinnati Global
•Our inability to manage Cincinnati Global or other subsidiaries to produce related business opportunities and growth prospects for our ongoing operations
                                             CINF 2Q24 Release 10

•Recession, prolonged elevated inflation or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•Ineffective information technology systems or discontinuing to develop and implement improvements in technology may impact our success and profitability
•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our or our agents’ ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, cyberattacks, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Intense competition, and the impact of innovation, technological change and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and profitability
•Changing consumer insurance-buying habits and consolidation of independent insurance agencies could alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth, such as:
•Downgrades of our financial strength ratings
•Concerns that doing business with us is too difficult
•Perceptions that our level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
•Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
•Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
•Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
•Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
•Increase our provision for federal income taxes due to changes in tax law
•Increase our other expenses
•Limit our ability to set fair, adequate and reasonable rates
•Place us at a disadvantage in the marketplace
•Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings, including effects of social inflation and third-party litigation funding on the size of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, that reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
                                             CINF 2Q24 Release 11

•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel in a competitive labor market, impacting the customer experience and altering our competitive advantages
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location or work effectively in a remote environment
Further, our insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. We also are subject to public and regulatory initiatives that can affect the market value for our common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

                                             CINF 2Q24 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			June 30,	December 31,
			2024	2023
Assets
Investments			$26,684	$25,357
Cash and cash equivalents			771	907
Premiums receivable			3,091	2,592
Reinsurance recoverable			546	651
Deferred policy acquisition costs			1,229	1,093
Other assets			2,481	2,169
Total assets			$34,802	$32,769

Liabilities
Insurance reserves			$12,521	$12,118
Unearned premiums			4,826	4,119
Deferred income tax			1,465	1,324
Long-term debt and lease obligations			849	849
Other liabilities			2,364	2,261
Total liabilities			22,025	20,671

Shareholders’ Equity
Common stock and paid-in capital			1,863	1,834
Retained earnings			13,897	13,084
Accumulated other comprehensive loss			(470)	(435)
Treasury stock			(2,513)	(2,385)
Total shareholders' equity			12,777	12,098
Total liabilities and shareholders' equity			$34,802	$32,769

(Dollars in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenues
Earned premiums	$2,156	$1,943	$4,227	$3,861
Investment income, net of expenses	242	220	487	430
Investment gains and losses, net	137	434	749	540
Other revenues	9	8	16	15
Total revenues	2,544	2,605	5,479	4,846

Benefits and Expenses
Insurance losses and contract holders' benefits	1,480	1,340	2,829	2,738
Underwriting, acquisition and insurance expenses	655	579	1,271	1,135
Interest expense	14	13	27	27
Other operating expenses	9	7	13	12
Total benefits and expenses	2,158	1,939	4,140	3,912

Income Before Income Taxes	386	666	1,339	934

Provision for Income Taxes	74	132	272	175

Net Income	$312	$534	$1,067	$759

Per Common Share:
Net income—basic	$1.99	$3.40	$6.82	$4.83
Net income—diluted	1.98	3.38	6.77	4.80

                                             CINF 2Q24 Release 13

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 2Q24 Release 14

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net income	$312	$534	$1,067	$759
Less:
Investment gains and losses, net	137	434	749	540
Income tax on investment gains and losses	(29)	(91)	(158)	(113)
Investment gains and losses, after-tax	108	343	591	427
Non-GAAP operating income	$204	$191	$476	$332

Diluted per share data:
Net income	$1.98	$3.38	$6.77	$4.80
Less:
Investment gains and losses, net	0.87	2.74	4.75	3.41
Income tax on investment gains and losses	(0.18)	(0.57)	(1.00)	(0.71)
Investment gains and losses, after-tax	0.69	2.17	3.75	2.70
Non-GAAP operating income	$1.29	$1.21	$3.02	$2.10

Life Insurance Reconciliation

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net income of the life insurance subsidiary	$24	$21	$43	$40
Investment gains and losses, net	(7)	(2)	(9)	(1)
Income tax on investment gains and losses	(2)	—	(2)	—
Non-GAAP operating income	29	23	50	41

Investment income, net of expenses	(47)	(46)	(94)	(91)
Investment income credited to contract holders	31	30	62	60
Income tax excluding tax on investment gains and losses, net	9	6	14	11
Life insurance segment profit	$22	$13	$32	$21

                                             CINF 2Q24 Release 15

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended June 30, 2024
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,459	$1,186	$819	$180	$274
Unearned premiums change	(384)	(79)	(188)	(29)	(88)
Earned premiums	$2,075	$1,107	$631	$151	$186

Underwriting profit (loss)	$35	$10	$(42)	$8	$59

(Dollars in millions)	Six months ended June 30, 2024
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$4,707	$2,409	$1,414	$326	$558
Unearned premiums change	(640)	(220)	(195)	(36)	(189)
Earned premiums	$4,067	$2,189	$1,219	$290	$369

Underwriting profit (loss)	$166	$49	$(5)	$20	$102

(Dollars in millions)	Three months ended June 30, 2023
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,150	$1,106	$629	$156	$259
Unearned premiums change	(287)	(40)	(136)	(24)	(87)
Earned premiums	$1,863	$1,066	$493	$132	$172

Underwriting profit (loss)	$47	$33	$(36)	$11	$39

(Dollars in millions)	Six months ended June 30, 2023
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$4,169	$2,247	$1,077	$292	$553
Unearned premiums change	(465)	(125)	(120)	(33)	(187)
Earned premiums	$3,704	$2,122	$957	$259	$366

Underwriting profit (loss)	$37	$31	$(93)	$24	$75

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. *Included in Other are the results of Cincinnati Re and Cincinnati Global.

                                             CINF 2Q24 Release 16

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Value creation ratio:
End of period book value*	$81.79	$70.33	$81.79	$70.33
Less beginning of period book value	80.83	68.33	77.06	67.01
Change in book value	0.96	2.00	4.73	3.32
Dividend declared to shareholders	0.81	0.75	1.62	1.50
Total value creation	$1.77	$2.75	$6.35	$4.82

Value creation ratio from change in book value**	1.2%	2.9%	6.1%	5.0%
Value creation ratio from dividends declared to shareholders***	1.0	1.1	2.1	2.2
Value creation ratio	2.2%	4.0%	8.2%	7.2%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 2Q24 Release 17